Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of June 16, 2015, by and among HILL-ROM HOLDINGS, INC., an Indiana corporation (“Parent”), EMPIRE MERGER SUB CORP., a New York corporation and wholly owned subsidiary of Parent (“Sub”), each of the undersigned Voting Trustees, acting collectively and constituting at least all but one of the Voting Trustees, in each case solely in his or her capacity as a Voting Trustee of the voting trust (the “Voting Trust”) created under that certain Voting Trust Agreement dated February 5, 2014 (the “Voting Trust Agreement”), by and among the Voting Trustees and certain shareholders of WELCH ALLYN HOLDINGS, INC., a New York corporation (the “Company”), party thereto.

RECITALS

A.           The Company, Parent and Sub have entered into an Agreement and Plan of Merger dated as of June 16, 2015 (the “Merger Agreement”) that, among other things, provides for the merger of Sub with and into the Company, with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the “Merger”).

B.           The Merger Agreement provides Parent with the right to terminate the Merger Agreement if Parent has not received prior to 11:59 p.m. (New York City time) on the first Business Day following the date of the Merger Agreement a voting agreement executed and delivered on behalf of holders of common stock – Class A, no par value per share, of the Company (“Class A Common Stock”) representing in aggregate the number of shares of Class A Common Stock sufficient to satisfy the condition to Closing set forth in Section 7.01(a) of the Merger Agreement.

C.           In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, the Voting Trustees have agreed to enter into this Agreement with respect to the 96,406,486 shares of Class A Common Stock that are subject to the Voting Trust Agreement as of the date hereof (collectively, the “Shares”).

D.           Pursuant to Section II.A.(8) of the Shareholders’ Agreement of the Company dated as of February 5, 2014 (the “Shareholders’ Agreement”), by and among the Company and certain shareholders of the Company, holders of more than 83% of the Class A Common Stock must consent to a Transfer (as defined in the Shareholders’ Agreement) in order to consummate the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Voting Trust Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

“Shareholders’ Agreement” shall mean the Shareholders’ Agreement of the Company dated as of February 5, 2014, by and among the Company and certain shareholders of the Company.

2.           Irrevocable Proxy; Consent. (a) Concurrently with the execution of this Agreement, the undersigned Voting Trustees, acting collectively and constituting at least all but one of the Voting Trustees, shall execute and deliver to Parent an irrevocable proxy in the form attached hereto as Exhibit A.  The undersigned Voting Trustees, acting collectively and constituting at least all but one of the Voting Trustees, agree that immediately after execution of this Agreement, an executed copy of this Agreement and the irrevocable proxy shall be filed with the secretary of the Company.

(b) The undersigned Voting Trustees, acting collectively and constituting at least all but one of the Voting Trustees, hereby consent to the Transfer of shares of Class A Common Stock pursuant to Section II.A.(8) of the Shareholders’ Agreement in connection with the consummation of the Merger.

3.           Additional Agreements.  Until the Expiration Time, the undersigned Voting Trustees, acting collectively and constituting at least all but one of the Voting Trustees, agree not to:

(a)           consent, pursuant to Section II.A.(8) of the Shareholders’ Agreement, to any proposed Transfer (as defined in the Shareholders’ Agreement) of Shares by an Eligible Shareholder;

(b)           enter into any voting agreement, voting trust or similar agreement with respect to any Shares, or grant any proxy, consent or power of attorney with respect to any Shares (other than as contemplated by this Agreement); or

(c)           amend or terminate the Voting Trust Agreement or amend or terminate the Voting Trust.

4.           Termination.  This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time.

5.           No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Eligible Shareholders.

6.           Miscellaneous.

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6.1           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  Upon such determination that any term or other provision is invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Merger and the other transactions contemplated by this Agreement are fulfilled to the extent possible.

6.2           Assignment.  No party hereto may assign any of his or her rights or obligations under this Agreement without the prior written consent of each other party hereto.  Any assignment contrary to the provision of this Section 6.2 shall be null and void.

6.3           Amendments and Modifications.  This Agreement may not be amended, altered or modified except by written instrument executed by the parties hereto.

6.4           Specific Performance; Injunctive Relief.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in the courts described in Section 6.7 of this Agreement any state or federal court located in the Borough of Manhattan, New York, and any appellate court therefrom, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

6.5           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if they are: (a) delivered in person, (b) transmitted by facsimile (deemed given upon confirmation of receipt), (c) delivered by an express courier (deemed given upon receipt of proof of delivery) or (d) delivered by e-mail to a party at its e-mail address listed below (deemed given upon confirmation of receipt by non-automated reply e-mail from the recipient) (or to such other person or at such other facsimile or address as such party shall deliver to the other party by like notice):

(a)           if to any Voting Trustee, to the address set forth for such party on Schedule A with a concurrent copy to (which shall not be considered notice):

Name:	Welch Allyn Holdings, Inc.
Address:	4341 State Street Road
P.O. Box 220
Skaneateles Falls, NY 13153-0220
Attention:	Gregory D. Porter, Esq., Executive Vice President & Corporate Secretary, Chief Legal, Regulatory & Quality Officer
Email:	gregory.porter@welchallyn.com

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(b)           if to Parent, to:

Name:	Hill-Rom Holdings, Inc.
Address:	Two Prudential Plaza
Suite 4100
180 N. Stetson Avenue
Chicago, IL 60601
Attention:	Susan R. Lichtenstein, Senior Vice President, Corporate Affairs and Chief Legal Officer
Email:	susan.lichtenstein@hill-rom.com

with a concurrent copy to (which shall not be considered notice):

Name:	Winston & Strawn LLP
Address:	35 W. Wacker Drive
Chicago, IL 60601
Fax:	(312) 558-5700
Attention:	Steven J. Gavin; Brian M. Schafer
Email:	SGavin@winston.com; BSchafer@winston.com

6.6           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

6.7           Jurisdiction; Consent to Service of Process.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in (i) the Supreme Court of the State of New York, New York County, located in the Borough of Manhattan in the City of New York, or (ii) the United States District Court for the Southern District of New York, as applicable.  In addition, each of the parties hereto hereby irrevocably (A) submits to the jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (C) agrees that it will not bring any action relating to this Agreement in any court other than such courts specified in clauses (i) and (ii) above and (D) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT.  The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of New York.  The parties hereto agree that service of process by certified mail, return receipt requested, to the address for notices set out in Section 6.5 shall be sufficient to satisfy all legal requirements for service of process.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

6.8           Entire Agreement.  This Agreement, including any Exhibit and Schedule which forms a part hereof, constitutes the entire understanding of the parties hereto with respect to the transactions contemplated hereby and the subject matter contained herein, and supersede all prior and contemporaneous agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

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6.9           Counterparts. This Agreement may be executed in one or more counterparts (delivery of which may occur via facsimile or e-mail), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument.  A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

6.10           Effect of Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.11           Further Assurances.  Each undersigned Voting Trustee, in his or her capacity as a Voting Trustee, agrees to take such further action, including but not limited to holding any additional Voting Trust meetings to take such action, as may be necessary or advisable to effectuate the purpose and intent of this Agreement.

[signature page follows]

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In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

HILL-ROM HOLDINGS, INC.

By:	/s/ John J. Greisch
Name: John J. Greisch
Title: President and CEO

EMPIRE MERGER SUB CORP.

By:	/s/ John J. Greisch
Name: John J. Greisch
Title: President and Treasurer

[Voting Agreement]

VOTING TRUSTEES:

/s/ Eric R. Allyn
Name: Eric R. Allyn, as a trustee of the Voting Trust

/s/ Tasha A. Given
Name: Tasha A. Given, as a trustee of the Voting Trust

/s/ Peer A. Soderberg
Name: Peer A. Soderberg, as a trustee of the Voting Trust

/s/ W. Scott Allyn
Name: W. Scott Allyn, as a trustee of the Voting Trust

/s/ David M. Allyn
Name: David M. Allyn, as a trustee of the Voting Trust

/s/ Jon A. Soderberg
Name: Jon A. Soderberg, as a trustee of the Voting Trust

[Voting Agreement]

Exhibit A

IRREVOCABLE PROXY

June 16, 2015

Reference is hereby made to (i) that certain Agreement and Plan of Merger dated as of June 16, 2015 (as amended, restated or otherwise modified from time to time, the “Merger Agreement”) by and among HILL-ROM HOLDINGS, INC., an Indiana corporation (“Parent”), EMPIRE MERGER SUB CORP., a New York corporation (“Sub”), and WELCH ALLYN HOLDINGS, INC., a New York corporation (the “Company”), and (ii) that certain Voting Trust Agreement, dated as of February 5, 2014, by and among certain shareholders of the Company (as amended, restated or otherwise modified from time to time, the “Voting Trust Agreement”).

1.           Know all by these presents, the undersigned Voting Trustees, acting collectively and constituting at least all but one of the Voting Trustees, hereby irrevocably grant to John J. Greisch, Susan R. Lichtenstein and any other individual designated in writing by either of the foregoing persons, and each of them individually, the proxy of the shareholders of the Shares, for and in the name, place and stead of each of the shareholders of the Shares:

(a)           to attend any annual or special meetings of shareholders of the Company during the Term; and

(b)           to vote all the Shares at any annual or special meeting of shareholders of the Company or any adjournment thereof, (i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other related transactions required by the terms of the Merger Agreement; (ii) against (A) any Acquisition Transaction, (B) the adoption of any agreement or proposal to enter into an Acquisition Transaction or (C) any liquidation, winding-up, reorganization, recapitalization or other restructuring of the Company or any of its subsidiaries; (iii) against any other proposal or action submitted for the approval of the Company’s shareholders that is intended to, or that would reasonably be expected to, materially impede, interfere with, or prevent the consummation of the Merger or any of the other related transactions required by the terms of the Merger Agreement.

2.           The proxy granted hereunder and the other terms hereof (other than Sections 4 and 5) shall terminate, expire and have no further force or effect upon the expiration of the Term.

3.           The undersigned Voting Trustees, acting collectively and constituting at least all but one Voting Trustee, hereby (a) affirm that the irrevocable proxy granted hereunder may under no circumstances be revoked during the Term, (b) ratify and confirm all that such irrevocable proxy may lawfully do or cause to be done during the Term by virtue hereof and (c) revoke all revocable proxies granted with respect to the Shares prior to the date hereof to the extent such proxies are in effect as of the date hereof and extend to the matters specified in Sections 1(a) and 1(b).  This irrevocable proxy is executed and intended to be irrevocable during the Term in accordance with the provisions of Sections 609 and 620(a) of the Business Corporation Law of the State of New York.

4.           Nothing contained herein shall be deemed to vest in Parent, Sub, John J. Greisch, Susan R. Lichtenstein or any other individual designated in writing by either of the foregoing persons pursuant to Section 1 hereof, any direct or indirect ownership or incidence of ownership of or with respect to the Shares.

5.            Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following shall have the meanings assigned to them in this Section 5:

“Acquisition Transaction” shall mean any merger, consolidation, or other business combination involving the Company or any of its subsidiaries or the acquisition of all or substantially all of the assets or the capital stock of the Company or any of its subsidiaries other than as permitted or contemplated by the Merger Agreement.

“Shareholders’ Agreement” means the Shareholders’ Agreement for Welch Allyn Holdings, Inc. dated as of February 5, 2014, by and among the Company and certain shareholders of the Company, as amended pursuant to the First Amendment to the Shareholders’ Agreement for Welch Allyn Holdings, Inc. dated as of June 4, 2015.

“Shares” means the 96,406,486 shares of common stock – Class A, no par value per share, of the Company that are subject to the Voting Trust Agreement as of the date hereof.

“Term” shall mean the period beginning on the date hereof and ending on the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

“Voting Trustee” shall have the meaning assigned to such term in the Voting Trust Agreement.

IN WITNESS WHEREOF, the undersigned Voting Trustees, acting collectively and constituting at least all but one Voting Trustee, have caused this Irrevocable Proxy to be executed as of the date first above written.

Name: Eric R. Allyn, as a trustee of the Voting Trust

Name: Tasha A. Given, as a trustee of the Voting Trust

Name: Peer A. Soderberg, as a trustee of the Voting Trust

Name: W. Scott Allyn, as a trustee of the Voting Trust

Name: David M. Allyn, as a trustee of the Voting Trust

Name: Jon A. Soderberg, as a trustee of the Voting Trust